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EXHIBIT 25.1

        CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA
(Exact name of trustee as specified in its charter)

New York	13-2774727
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)
452 Fifth Avenue, New York, NY (212) 525-5600	10018-2706
(Address of principal executive offices)	(Zip Code)

Warren L. Tischler, SVP
HSBC Bank USA
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

STAPLES, INC.*
(Exact name of obligor as specified in its charter)

Delaware	04-2896127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
500 Staples Drive Framingham, Massachusetts (508) 253-5000	01702
(Address of principal executive offices)	(Zip Code)

7.375% Senior Notes due 2012
Guarantees of 7.375% Senior Notes due 2012
(Title of Indenture Securities)

*TABLE OF ADDITIONAL REGISTRANTS

Name, Address and Telephone Number	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
STAPLES THE OFFICE SUPERSTORE, INC.(1)	Delaware	04-3102589
STAPLES THE OFFICE SUPERSTORE EAST, INC.(1)	Delaware	04-3176952
STAPLES CONTRACT & COMMERCIAL, INC.(1)	Delaware	04-3390816
HACKENSACK FUNDING, LLC(2)	Delaware	98-0234049
ROCHESTER CAPITAL, LLC.(1)	Delaware	04-3540022

(1)
The address of these additional registrants is: 500 Staples Drive, Framingham, Massachusetts 01702. The telephone number of each is: (508) 253-5000.

(2)
The address of this additional registrant is: 3 Gorham Road, 2nd Floor, Hamilton HM 08 Bermuda. The telephone number is: (441) 295-4832.

General

Item 1.    General Information.

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervisory authority to which it is subject.

      State of New York Banking Department.

      Federal Deposit Insurance Corporation, Washington, D.C.

      Board of Governors of the Federal Reserve System, Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2.    Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

      None

Item 16.    List of Exhibits

Exhibit
T1A(i)	(1)	Copy of the Organization Certificate of HSBC Bank USA.
T1A(ii)	(1)	Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.
T1A(iii)		Not applicable.
T1A(iv)	(3)	Copy of the existing By-Laws of HSBC Bank USA as amended on April 11, 2002.
T1A(v)		Not applicable.
T1A(vi)	(2)	Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.
T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2002), published pursuant to law or the requirement of its supervisory or examining authority.
T1A(viii)		Not applicable.
T1A(ix)		Not applicable.

(1)
Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.

(2)
Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

(3)
Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 18th day of November, 2002.

HSBC BANK USA
By:	/s/ FRANK J. GODINO Frank J. Godino Vice President

Exhibit T1A (vii)

Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2004	1
Please refer to page i, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2002	(19980930) (RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Gerald A. Ronning, Executive VP & Controller
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
/s/ GERALD A. RONNING	/s/ YOUSSEF NASR
Signature of Officer Authorized to Sign Report	Director (Trustee)
8/15/02	/s/ BERNARD J. KENNEDY
Date of Signature	Director (Trustee)
/s/ SAL H. ALFIERI
Director (Trustee)

Submission of Reports
Each Bank must prepare its Reports of Condition and Income either:		For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
(a)	in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or
b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the ard-copy f the completed report that the bank places in its files.
FDIC Certificate Number 0 0 5 8 9
(RCRI 9030)
http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)		HSBC Bank USA Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)		Buffalo City (TEXT 9130)
N.Y. 14203 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

        Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

        Consolidated domestic subsidiaries

HSBC Bank USA	of Buffalo

Name of Bank	City

in the state of New York, at the close of business June 30, 2002

		Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$1,816,157
b. Interest-bearing balances		1,658,723
Held-to-maturity securities		3,669,450
Available-for-sale securities		12,554,394
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		0
b. Securities purchased under agreements to resell		5,979,340
Loans and lease financing receivables:
Loans and leases held for sale		$2,553,658
Loans and leases net of unearned income	$39,015,047
LESS: Allowance for loan and lease losses	538,987
Loans and lease, net of unearned income, allowance, and reserve		$38,476,060
Trading assets		11,359,431
Premises and fixed assets		737,811
Other real estate owned		11,103
Investments in unconsolidated subsidiaries		246,227
Customers' liability to this bank on acceptances outstanding		93,300
Intangible assets: Goodwill		2,162,325
Intangible assets: Other intangible assets		479,872
Other assets		2,384,822
Total assets		84,182,673
LIABILITIES
Deposits:
In domestic offices		38,513,703
Non-interest-bearing	5,001,941
Interest-bearing	33,511,762
In foreign offices		17,807,757
Non-interest-bearing	426,703
Interest-bearing	17,381,054
Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		1,176,485
b. Securities sold under agreements to repurchase		704,247
Trading Liabilities		6,301,519
Other borrowed money		8,535,736
Bank's liability on acceptances		93,300
Subordinated notes and debentures		1,548,908
Other liabilities		2,440,222
Total liabilities		77,121,877
Minority Interests in consolidated Subsidiaries		172
EQUITY CAPITAL
Perpetual preferred stock and related surplus		—
Common Stock		205,000
Surplus		6,440,465
Retained earnings		316,467
Accumulated other comprehensive income		98,692
Other equity capital components		—
Total equity capital		7,060,624
Total liabilities, minority interests and equity capital		84,182,673

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  EXHIBIT 25.1
General
  Item 1. General Information.
  Item 2. Affiliations with Obligor.
  Item 16. List of Exhibits
SIGNATURE
REPORT OF CONDITION